                                                                   Exhibit 10.13


                             CO-MARKETING AGREEMENT

         This CO-MARKETING AGREEMENT (this "Agreement") dated as of July 1, 1999 by and between VITAMINSHOPPE.COM, INC., a Delaware corporation
("VitaminShoppe.com"), and VITAMIN SHOPPE INDUSTRIES INC., a New York corporation ("VSI"),

                              W I T N E S S E T H:

         WHEREAS, VitaminShoppe.com and VSI desire to engage in co-marketing and cross-promotion of their businesses, on the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, the parties agree as follows:

         1. CATALOG REFERENCES. Unless VSI has received written notice at least 90 days prior to the printing of a particular print catalog that VitaminShoppe.com elects not to have the advertising and references described in this paragraph 1 appear therein, VSI shall include the following promotional references to VitaminShoppe.com in each print catalog that it distributes during the term of this Agreement:

         (a) The cover of each VSI print catalog containing a reference to the VSI toll-free number (the "Toll-Free Number") shall contain a reference to a website URL designated by VitaminShoppe.com (the "VitaminShoppe.com Website URL") of comparable size and leading to the Toll-Free Number;

         (b) Each order form within each VSI print catalog containing a reference to the Toll-Free Number shall also contain a reference to the VitaminShoppe.com website URL of comparable size and leading to the Toll-Free Number;

         (c) Each page within each VSI print catalog containing a reference to the Toll-Free Number shall also contain a reference to the VitaminShoppe.com website URL of comparable size and leading to the Toll-Free Number;

         (d) If the Toll-Free Number appears on the spine of any VSI print catalog, a reference to the VitaminShoppe.com website URL shall appear of comparable size and leading to the Toll-Free Number; and

         (e) One full-page advertisement of VitaminShoppe.com shall be included within the first six pages of each VSI print catalog; provided that VitaminShoppe.com may purchase additional advertising from VSI on mutually agreeable terms; and provided further that the content of any such advertisement shall be determined by VitaminShoppe.com in its sole discretion, except that VSI may reject the content of any such advertisement if it determines in its reasonable discretion that such content would be detrimental to its reputation or overall business.

Within five business days after the first distribution of each print catalog by VSI during the term of this Agreement, VSI shall provide VitaminShoppe.com with a copy of such catalog that demonstrates compliance with this paragraph 1.

         2. RETAIL STORE REFERENCES. VSI shall provide the following promotional references to VitaminShoppe.com in each retail store that it owns or operates during the term of this Agreement:

         (a) All shopping bags, printed cash register receipts and other in-store signage and displays containing a reference to the Toll-Free Number shall also contain a reference to the VitaminShoppe.com website URL of comparable size and leading to the Toll-Free Number; and

         (b) Subject to landlord approval, the display windows of each VSI retail store shall include a reference to one or more of the VitaminShoppe.com website URLs which is approximately 2 1/2 inches in height.

         3. OTHER REFERENCES. VSI shall provide the following promotional references to VitaminShoppe.com during the term of this Agreement:

         (a) All product labels for The Vitamin Shoppe(R) brand products containing a reference to the Toll-Free Number shall also contain a reference to the VitaminShoppe.com website URL of comparable size and leading to the Toll-Free Number;

         (b) All packaging and shipping materials, packing slips/invoices and transmittal advices used by VSI in fulfilling orders for its own or VitaminShoppe.com customers which contain a reference to the Toll-Free Number shall also contain a reference to the VitaminShoppe.com website URL of comparable size and leading to the Toll-Free Number;

         (c) Each vehicle owned by VSI that is marked with the VSI logo or tradename shall include a reference to the VitaminShoppe.com website URL which is comparable to the reference made by VSI as of the date hereof;

         (d) Each print advertisement and print promotional piece purchased by VSI from third parties that contains a reference to the Toll-Free Number shall also contain a reference to the VitaminShoppe.com website URL of comparable size and leading to the Toll-Free Number;

         (e) Radio and television advertisements purchased by VSI from third parties that contain a reference to the Toll-Free Number may contain a reference to the VitaminShoppe.com website URL, if VitaminShoppe.com reimburses VSI for a portion of the cost of such advertisements as mutually agreed by VitaminShoppe.com and VSI; and

         (f) Radio and television advertisements purchased by VitaminShoppe.com from third parties that contain a reference to the VitaminShoppe.com website URL may contain a reference to the Toll-Free Number, if VSI reimburses VitaminShoppe.com for a portion of the cost of such advertisements as mutually agreed by VitaminShoppe.com and VSI.

         4. CATALOG MAILINGS. Upon the written request of VitaminShoppe.com, VSI shall mail its print catalog to Internet Customers (as defined below) and to prospects of VitaminShoppe.com. VitaminShoppe.com shall provide VSI with an estimate of the quantity of such mailing 60 days prior to the proposed date for printing of such catalog. VitaminShoppe.com shall provide a list of the names and addresses of the Internet Customers and prospects to whom each such catalog shall be mailed within 60 days of the printing. For purposes of this paragraph 4, "Internet Customer" shall mean any customer who has purchased exclusively from VitaminShoppe.com and not from VSI through its retail stores or catalog during the 12-month period ending immediately prior to the date of the request.

         5. WEBSITE REFERENCES. During the term of this Agreement, VitaminShoppe.com's website (i) shall contain functionality to enable customers to request a VSI print catalog from one or more of its pages, including the VitaminShoppe.com home page, and (ii) shall contain on one or more of its pages a store locator for VSI's retail locations, which locator shall be directly accessible from the VitaminShoppe.com home page. VitaminShoppe.com shall update such store locator from time to time at the request of VSI.

         6. COMPENSATION. (a) In consideration of the catalog references to be provided pursuant to paragraph 1, VitaminShoppe.com shall pay to VSI $40 per 1,000 copies of each VSI print catalog distributed in which VitaminShoppe.com promotional references appear. The cost per 1,000 copies distributed hereunder shall be adjusted for inflation on each July 1 commencing on July 1, 2000 to reflect any change in the Consumer Price Index since the date of the last adjustment. Payment hereunder shall be made by VitaminShoppe.com within ten business days after VSI provides VitaminShoppe.com with a statement that indicates the number of copies of such catalog that it has distributed. Payment by VitaminShoppe.com of any statement shall not preclude VitaminShoppe.com from challenging the accuracy thereof.

         (b) In consideration of the retail store and other references to be provided pursuant to paragraphs 2 and 3, VitaminShoppe.com shall pay to VSI a monthly fee of $833 for each VSI retail store in an urban area and $417 for each VSI retail store in a suburban area, in each case limited as provided below. This fee shall be payable commencing on July 1, 1999 and on the first day of each calendar month thereafter during the term of this Agreement. The fee shall be adjusted for inflation on each July 1 commencing on July 1, 2000 to reflect any change in the Consumer Price Index since the date of the last adjustment. For purposes of this Agreement, a VSI retail store shall be located in a suburban location if its customer traffic generally arrives by automobile. Any other VSI retail store shall be deemed to be located in an urban area. VSI shall promptly notify VitaminShoppe.com of the opening or closing of retail stores and shall designate in its reasonable discretion whether such stores are urban or suburban. The fee for a VSI retail store that opens or closes during a particular calendar month shall commence or terminate, as the case may be, on the first day of the calendar month following the first day on which the store opens or closes.

         (c) In consideration of the catalog mailings to be provided pursuant to paragraph 4, VitaminShoppe.com shall reimburse VSI for its marginal costs of printing and postage for the number of catalogs that VitaminShoppe.com requests thereunder. Payment hereunder shall be made within ten business days after VSI provides VitaminShoppe.com with a statement of the number of copies of such catalog that it mailed at the request of VitaminShoppe.com pursuant to paragraph 4.

         (d) In consideration of the website references to be provided pursuant to paragraph 5, VSI shall pay to VitaminShoppe.com an annual fee of $20,000 in 12 equal monthly installments commencing on July 1, 1999 and on the first day of each calendar month thereafter during the term of this Agreement. The fee shall be adjusted for inflation on each July 1 commencing on July 1, 2000 to reflect any change in the Consumer Price Index since the date of the last adjustment.

         (e) Each party shall maintain accurate books and records which reflect the services provided to the other hereunder. At its own expense, each party or its representatives may examine and copy such books and records as provided in this paragraph 6(e). Each party and its representatives may make examinations only during usual business hours and at the place at which the other party usually keeps its books and records. Each party shall be required to notify the other party at least ten days before the date of planned examination. If an examination has not been completed within two months from commencement, each party may require the other party to terminate the examination on seven days notice to the other party, so long as the other party has cooperated in full with it in the examination of such books and records.

         7. NEGATIVE COVENANTS. During the term of this Agreement, VSI shall not publish an advertisement in any VSI print catalog or in any retail store that promotes any other online seller of vitamins, nutritional supplements and minerals. During the term of this Agreement, VitaminShoppe.com shall not publish an advertisement on any page of any website that it owns or controls for any other retail seller of vitamins, nutritional supplements and minerals other than
(a) VSI, (b) manufacturers whose products are carried by VSI and that do not sell products directly to consumers and (c) manufacturers of Requested Products that are not Objectionable Products (as such terms are defined in the Supply and Fulfillment Agreement dated of even date herewith between VSI and VitaminShoppe.com, the terms of which agreement are incorporated herein by reference).

         8. PARTICIPATION IN PROGRAMS. (a) During the term of this Agreement, VitaminShoppe.com shall participate with VSI in the Vitamin Shoppe Frequent Buyer Program (the "Frequent Buyer Program"), and each party shall permit its customers to redeem points attributable to sales by the other party against purchases of merchandise from it.

         (b) During each calendar year (each such year, a "Point Year"), each party shall maintain accurate books and records of the points awarded to its customers for the Frequent Buyer Program based on customer purchases within such Point Year. Each party shall also keep records of the merchandise credits issued in redemption of points awarded in each Point Year; provided that merchandise credits issued in redemption of points may only be issued within the 90-day period commencing immediately after the Point Year in which such points were awarded. Each party shall deliver the records compiled by it in accordance with this paragraph 8 to the other party within 150 days after the end of the Point Year to which such records relate. Promptly thereafter, VSI shall reconcile the points awarded by each party during the Point Year against the merchandise credits issued by each party during the 90-day period following such Point Year. Such reconciliation shall determine the difference between the actual merchandise credits issued by each party and each party's pro rata share (based on points awarded) of the total merchandise credits issued by the parties. VSI shall then determine the amount, if any, that one party shall pay the other in the accordance with such reconciliation. Upon receipt of such reconciliation, VitaminShoppe.com or VSI, as the case may be, shall pay any amounts owed to the other within ten business days.

         9. TERM. (a) This Agreement shall commence on the date hereof and continue for an indefinite period in full force and effect until it is terminated in accordance with this paragraph 9.

         (b) Either party shall have the right but not the obligation to terminate this Agreement immediately if at any time:

                  (i) the other party shall be in material breach of any of its obligations here under, and such breach shall not be cured within 20 days after receipt of written notice thereof;

                  (ii) the other party shall be the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation or assignment for the benefit of creditors;

                  (iii) the other party shall become the subject of any involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation or assignment for the benefit of creditors, and such petition or proceeding shall not be dismissed within 60 days of filing;

                  (iv) the business of the other party shall be liquidated or otherwise terminated on any basis; or

                  (v) the other party shall become insolvent or unable to pay its debts as they become due.

         (c) VitaminShoppe.com shall have the right but not the obligation to terminate this Agreement at any time after June 30, 2001 upon 90 days prior written notice to VSI.

         (d) A party may exercise its right to terminate pursuant to this paragraph 9 by written notice to the other party. No exercise by a party of its rights under this paragraph 9 shall limit its remedies by reason of the other party's default, the party's rights to exercise any other rights under this paragraph 9 or any other rights of that party.

         10. INDEPENDENT CONTRACTOR. The parties to this Agreement are independent contractors. Neither party shall have the power to bind the other or to incur obligations on behalf of the other without the other's prior written consent. When VSI or its employees act under the terms of this Agreement, they shall at all times be under the supervision and responsibility of

VSI. No employee of VSI acting under the terms of this Agreement shall be deemed to be an agent or employee of VitaminShoppe.com or any customer of VitaminShoppe.com.

         11. MISCELLANEOUS. (a) Neither party may assign this Agreement or its rights and obligations hereunder in whole or in part without the other party's prior written consent. Any attempt to assign this Agreement without such consent shall be void and of no effect. Notwithstanding the foregoing, either party may assign this Agreement or its rights and obligations hereunder to any entity controlled by it or to any entity by which it is acquired by merger, purchase of capital stock, transfer of substantially all assets or otherwise; provided that such entity shall thereafter succeed to all obligations of such party under this Agreement.

         (b) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such state, without regard to the principles of conflicts of law of such state.

         (c) Each party hereto irrevocably and unconditionally consents to the exclusive jurisdiction of the Supreme Court of the State of New York, New York County, or the United States District Court for the Southern District of New York for the purposes of any suit, action or proceeding arising out of this Agreement or any transaction contemplated hereby. Each party agrees to commence any such action, suit or proceeding either in the United States District Court for the Southern District of New York, or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each party further agrees that service of any process, summons, notice or documents by United States registered mail to such party's address set forth pursuant to paragraph 11(e) shall be effective service of process for any action, suit or proceeding in respect to any matters to which such party has submitted to jurisdiction in this paragraph 11(c). Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or any transaction contemplated hereby in the Supreme Court of the State of New York, New York County, or the United States District Court for the Southern District of New York. Each party irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in either such court has been brought in an inconvenient forum.

         (d) If any provision of this Agreement or any portion thereof, or the application of any such provision or portion thereof, to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof or the remaining portion thereof or the application of such provision to any other persons or circumstances.

         (e) All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand, or if mailed, three days after mailing (or one business day in the case of express mail or overnight courier service), as follows:

             If to VitaminShoppe.com, to:
             VitaminShoppe.com, Inc.
             380 Lexington Avenue, Suite 1700
             New York, NY  10168
             Attention:  President and Chief Executive Officer

             If to VSI, to:
             Vitamin Shoppe Industries Inc.
             4700 Westside Avenue
             North Bergen, NJ  07047
             Attention:  President and Chief Executive Officer

         (f) No failure of either party to exercise or enforce any of its rights under this Agreement shall act as a waiver of such right.

         (g) This Agreement constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. Neither party shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to the subject matter except as specifically set forth herein. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been executed and delivered by both parties.

         (h) This Agreement may be amended only by an instrument in writing signed on behalf of each party. As long as VSI owns at least 30% of the voting power of the capital stock of VitaminShoppe.com, no material term of this Agreement may be amended or waived without the approval of a majority of the directors of VitaminShoppe.com who are not directors, officers or more than 5% stockholders of VSI (or the designee of a more than 5% stockholder).

         (i) This Agreement is for the sole benefit of the parties hereto. Nothing herein expressed or implied shall give or be construed to give to any other person or entity any legal or equitable rights hereunder.

         (j) The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. When reference is made in this Agreement to a paragraph, such reference shall be to a paragraph of this Agreement unless otherwise indicated.

         (k) The provisions of this paragraph 11 shall survive any termination of this Agreement.


                     [Remainder of Page Intentionally Blank]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                        VITAMINSHOPPE.COM, INC.


                                        By: ______________________
                                            Name:  Kathryn H. Creech
                                            Title: President and Chief Executive
                                                   Officer


                                        VITAMIN SHOPPE INDUSTRIES INC.


                                        By: ______________________
                                            Name:  Jeffrey J. Horowitz
                                            Title: President and Chief Executive
                                                   Officer